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EXHIBIT 99-2

Contacts: Analyst contact: Dennis E. McDaniel
                           Vice President and Controller
                           513-603-2197
                           dennis.mcdaniel@ocas.com

          Media contact:   Cindy L. Denney
                           Assistant Vice President, Corporate Communications
                           513-603-2074 (ofc.), 513-703-7372 (cell)
                           cindy.denney@ocas.com


For Immediate Release
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                                OHIO CASUALTY GROUP
                                -------------------

                      REPORTS AFFIRMATION OF A.M. BEST RATING
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FAIRFIELD, Ohio, November 4, 2002  ---  Ohio Casualty Group today announced that it has been advised there will be no changes at this time in its current financial strength rating and outlook from the A.M. Best Company. In September 2002, A.M. Best Company affirmed the "A-" Excellent financial strength rating of the Group and placed a positive outlook on the rating. Ohio Casualty contacted A.M. Best Company regarding its rating status based on third quarter results of the parent Ohio Casualty Corporation
(NASDAQ: OCAS), released October 30, 2002.


Corporate Profile

Ohio Casualty Corporation is the holding company of The Ohio Casualty Insurance Company, which is one of six property-casualty subsidiary companies that make up Ohio Casualty Group. The Ohio Casualty Insurance Company was founded in 1919 and is licensed in 49 states. Ohio Casualty Group is ranked 40th among U.S. property/casualty insurance groups based on net premiums written (Best's Review, July 2002). The Group's member companies write auto, home and business insurance. Ohio Casualty Corporation trades on the NASDAQ Stock Market under the symbol OCAS and had assets of approximately $4.6 billion as of September 30, 2002.


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